UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 2, 2017, Document Security Systems, Inc. (the “Company”) was formally notified by the NYSE American LLC Exchange (the “NYSE American”) that the Company has regained compliance with the stockholders’ equity continued listing standards set forth in Section 1003(a)(ii) of the NYSE American LLC Company Guide (the “Company Guide”), and will be permitted to continue to list its common stock for trading on the NYSE American exchange under the symbol “DSS”.

As previously reported in a Current Report on Form 8-K filed by the Company on April 7, 2016, the Company was previously notified by the NYSE American that it was not in compliance with the continued listing stockholders’ equity standards set forth in Section 1003(a)(ii) of the Company Guide, and was instructed by the NYSE American to submit a plan of compliance by May 2, 2016 addressing how it intended to regain compliance with the requirements of Section 1003(a)(ii) of the Company guide by October 2, 2017, which it did in due course. Also, as reported in a Current Report on Form 8-K filed on May 24, 2016, the Company was notified that the NYSE American had accepted the Company’s submitted plan to regain compliance with Section 1003(a)(ii) by October 2, 2017, subject to periodic review by the NYSE American for compliance with the initiatives set forth in the plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: October 3, 2017	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer